Exhibit 99.1

MDU COMMUNICATIONS INTERNATIONAL, INC.

FIRST AMENDMENT
TO
2001 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (“Amendment”) to the MDU Communications International, Inc. 2001 Employee Stock Purchase Plan (the “Plan”) amends the Plan effective immediately. Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Plan.

Whereas, the Board of Directors has previously approved an increase in the number of shares available under the Plan from 2,000,000 to 2,800,000;

Whereas, pursuant to Paragraph 18 of the Plan, the stockholders of the Corporation at the Annual Meeting held August 5, 2004, approved the increase in the number of shares available under the Plan from 2,000,000 to 2,800,000:

AMENDMENT:

1.	The first sentence of Paragraph 12(a) of the Plan is amended and restated to read in its entirety as follows:

“(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million eight hundred thousand (2,800,000) shares.”

2.	All references in the Plan and this Amendment to the Plan shall be deemed to be references to the Plan as amended hereby.

3.

This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein, and the Plan, as amended hereby, shall remain in full force and effect as so amended.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Amendment as of this 6th day August, 2004.

By the Order of the Board of Directors,

By:	/s/ Sheldon Nelson

Sheldon Nelson, Chairman MDU Communications International, Inc.